Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On May 31, 2024, Chord Energy Corporation (“Chord” or the “Company”) completed the arrangement contemplated by the arrangement agreement, dated as of February 21, 2024 (the “Arrangement Agreement”), by and among Chord, Enerplus Corporation (“Enerplus”) and Spark Acquisition ULC, a wholly-owned subsidiary of Chord (such transaction, the “Arrangement”). Pursuant to the Arrangement Agreement, each Enerplus shareholder received 0.10125 shares of common stock of Chord, par value of $0.01 per share (the “Chord Common Stock”) and $1.84 in cash, in exchange for each Enerplus common share held as of May 31, 2024.

Chord and Enerplus prepared their respective historical financial statements in accordance with U.S. GAAP. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), Chord was treated as the acquirer for accounting purposes and accounted for the Arrangement as an acquisition of a business.

The effects of the Arrangement were included in the Company’s audited historical consolidated balance sheet as of December 31, 2024; therefore, a pro forma balance sheet is not included herein. The Company’s audited historical consolidated statement of operations for the year ended December 31, 2024 includes the effects of the Arrangement from May 31, 2024 through December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 was prepared as if the Arrangement had occurred on January 1, 2024. The unaudited pro forma condensed combined statement of operations has been derived from the historical consolidated financial statements of the Company and Enerplus.

The unaudited pro forma condensed combined statement of operations and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include the preliminary purchase price allocation, based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of May 31, 2024. Management believes that the assumptions used to prepare the unaudited pro forma condensed combined statement of operations and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the Arrangement. The following unaudited pro forma condensed combined statement of operations does not purport to represent what the Company’s results of operations would have been if the Arrangement had occurred on January 1, 2024. The unaudited pro forma condensed combined statement of operations should be read together with the following:

(i)

Enerplus’ unaudited historical condensed consolidated financial statements and related notes for the three months ended March 31, 2024 filed with SEDAR+ on May 8, 2024 and included on Form 6-K filed with the SEC on May 8, 2024; and

(ii)

Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025.

The unaudited pro forma condensed combined statement of operations has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined statement of operations.

Chord Energy Corporation

Pro Forma Condensed Combined Statement of Operations (Unaudited)

Year Ended December 31, 2024

(In thousands, except per share data)

	As Reported	Enerplus As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Chord
Revenues
Oil, NGL and gas revenues	$3,836,138	$601,485	$—		$4,437,623
Purchased oil and gas sales	1,414,944	—	—		1,414,944

Total revenues	5,251,082	601,485	—		5,852,567
Operating expenses
Lease operating expenses	824,408	124,726	—		949,134
Gathering, processing and transportation expenses	267,559	55,831	—		323,390
Purchased oil and gas expenses	1,412,357	—	—		1,412,357
Production taxes	333,397	54,240	—		387,637
Depreciation, depletion and amortization	1,107,776	162,695	15,634	(a)	1,286,105
General and administrative expenses	205,585	61,516	6,647	(b)	280,594
			3,000	(c)
			3,846	(d)
Exploration and impairment	17,021	—	—		17,021

Total operating expenses	4,168,103	459,008	29,127		4,656,238
Gain (loss) on sale of assets, net	17,088	—	—		17,088

Operating income	1,100,067	142,477	(29,127)		1,213,417
Other income (expense)
Net gain (loss) on derivative instruments	12,563	(2,789)	—		9,774
Net gain from investment in unconsolidated affiliate	51,284	—	—		51,284
Interest expense, net of capitalized interest	(56,523)	(6,622)	(8,317)	(e)	(71,462)
Other income, net	5,047	3,902	—		8,949

Total other income (expense), net	12,371	(5,509)	(8,317)		(1,455)

Income before income taxes	1,112,438	136,968	(37,444)		1,211,962
Income tax (expense) benefit	(263,811)	(6,654)	8,987	(f)	(261,478)

Net income	$848,627	$130,314	$(28,457)		$950,484

Earnings per share:
Basic	$16.32				$15.73	(g)
Diluted	$16.02				$15.49	(g)
Weighted average shares outstanding:
Basic	51,796	—	—		60,413	(g)
Diluted	52,748	—	—		61,365	(g)

The accompanying notes are an integral part of the unaudited pro forma condensed combined statement of operations.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

1.	Basis of Presentation

The unaudited pro forma condensed combined statement of operations has been prepared in accordance with Article 11 using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, otherwise known as Management’s Adjustments. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined statement of operations.

On May 31, 2024, the Arrangement was completed, and the Company issued 20,680,097 shares of Chord Common Stock and paid $375.8 million in cash to Enerplus shareholders. Pursuant to the Arrangement Agreement, each Enerplus shareholder received 0.10125 shares of Chord Common Stock and $1.84 in cash, in exchange for each Enerplus common share held as of May 31, 2024. The Arrangement was accounted for using the acquisition method of accounting in accordance with ASC 805, with Chord treated as the accounting acquirer. The Company’s preliminary allocation of the purchase price with respect to the Arrangement is based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of May 31, 2024. As provided under ASC 805, the purchase price allocation may be subject to change for up to one year after May 31, 2024. Certain estimated values for the acquisition, including oil and natural gas properties, are not yet finalized and are subject to revision as additional information becomes available and more detailed analyses are completed. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the closing date of the Arrangement. Differences between preliminary estimates and the final allocation of the consideration paid may have a material impact on the accompanying unaudited pro forma condensed combined statement of operations.

The effects of the Arrangement were included in the Company’s audited historical consolidated balance sheet as of December 31, 2024; therefore, a pro forma balance sheet is not included herein. The Company’s audited historical consolidated statement of operations for the year ended December 31, 2024 includes the effects of the Arrangement from May 31, 2024 through December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 was prepared as if the Arrangement had occurred on January 1, 2024. The unaudited pro forma condensed combined statement of operations has been derived from the historical consolidated financial statements of the Company and Enerplus.

For purposes of preparing the unaudited pro forma condensed combined statement of operations, certain pro forma adjustments were translated from Canadian dollars to United States dollars using historical exchange rates.

The unaudited pro forma condensed combined statement of operations and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the transactions described above. The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and may or may not provide an indication of results in the future.

2.	Arrangement Reclassification Adjustments

Certain reclassifications have been made in the historical presentation of Enerplus’ statement of operations to conform to the Company’s historical presentation.

Statement of Operations for the five months ended May 31, 2024

		Statement of Operations Five Months Ended May 31, 2024 (In thousands)
Enerplus Caption	Chord Caption	Enerplus Historical March 31, 2024	Enerplus Historical - April 1, 2024 through May 31, 2024	Reclassification Adjustments	Ref.	Enerplus As Adjusted
Revenues
Crude oil and natural gas sales	Oil, NGL and gas revenues	$362,037	$288,770	$(49,322)	(i) (v)	$601,485
	Purchased oil and gas sales	—	—	—		—
Commodity derivative instruments gain/(loss)	Other services revenues	(2,775)	(14)	2,789	(ii)	—

	Total revenues	359,262	288,756	(46,533)		601,485

Expenses
Operating	Lease operating expenses	102,001	72,031	(49,306)	(i)	124,726
Transportation	Gathering, processing and transportation expenses	32,464	23,367	—		55,831
	Purchased oil and gas expenses	—	—	—		—
Production taxes	Production taxes	29,436	24,804	—		54,240
General and administrative	General and administrative expenses	24,257	4,773	32,486	(iii)	61,516
Depletion, depreciation and accretion	Depreciation, depletion and amortization	92,510	70,185	—		162,695
Interest		3,530	3,881	(7,411)	(iv)	—
Other income, net		(3,873)	(802)	4,675	(v)	—
Transaction costs		7,769	24,717	(32,486)	(iii)	—
	Exploration and impairment	—	—	—		—

	Total operating expenses	288,094	222,956	(52,042)		459,008

	Gain on sale of assets, net	—	—	—		—

	Operating income	71,168	65,800	5,509		142,477

	Net gain (loss) on derivative instruments	—	—	(2,789)	(ii)	(2,789)
	Net gain from investment in unconsolidated affiliate	—	—	—		—
	Interest expense, net of capitalized interest	—	—	(6,622)	(iv) (v)	(6,622)
	Other income, net	—	—	3,902	(v)	3,902

	Total other income (expense), net	—	—	(5,509)		(5,509)

Income/(Loss) Before Taxes	Income before income taxes	71,168	65,800	—		136,968
Income tax expense (benefit)
Current income tax expense/(recovery)	Income tax (expense) benefit	2,445	2,000	2,209	(vi) (vii)	(6,654)
Deferred income tax expense/(recovery)		2,587	(378)	(2,209)	(vi)	—

	Total income tax (expense) benefit	5,032	1,622	—		(6,654)

Net Income/(Loss)	Net income	$66,136	$64,178	$—		$130,314

(i)

Represents the reclassification of balances contained in “Operating” expenses on Enerplus’ historical statement of operations into “Oil, NGL and gas revenues” to conform to the Company’s accounting policy.

(ii)

Represents the reclassification of balances contained in “Commodity derivative instruments gain/(loss)” on Enerplus’ historical statement of operations into “Net gain (loss) on derivative instruments” to conform to the Company’s statement of operations presentation.

(iii)

Represents the reclassification of balances contained in “Transaction costs” on Enerplus’ historical statement of operations into “General and administrative expenses” to conform to the Company’s statement of operations presentation.

(iv)

Represents the reclassification of balances contained in “Interest” on Enerplus’ historical statement of operations into “Interest expense, net of capitalized interest” to conform to the Company’s statement of operations presentation.

(v)

Represents the reclassification of balances contained in “Crude oil and natural gas sales” and “Other income, net” on Enerplus’ historical statement of operations into “Other income, net” and “Interest expense, net of capitalized interest” and “Other income, net”, respectively, to conform to the Company’s statement of operations presentation.

(vi)

Represents the reclassification of balances contained in “Deferred income tax expense/(recovery)” on Enerplus’ historical statement of operations into “Income tax (expense) benefit” to conform to the Company’s statement of operations presentation.

(vii)

Represents the presentation of balances contained in “Current income tax expense/(recovery)” and “Deferred income tax expense/(recovery)” on Enerplus’ historical statement of operations as a negative value within “Income tax (expense) benefit” to conform to the Company’s statement of operations presentation.

3.	Arrangement Preliminary Acquisition Accounting and Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects the following adjustments:

(a)

Represents the incremental depreciation, depletion and amortization expense related to the assets acquired in the Arrangement, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the revision to the depletion rate reflecting the acquisition costs and the reserves volumes attributable to the acquired oil and gas properties and (ii) the difference in depletion methodology under the successful efforts method of accounting applied by Chord compared to the full cost method of accounting applied by Enerplus. The pro forma depletion rate attributable to the Arrangement was $12.57 per barrel of oil equivalent. This adjustment also includes an increase in accretion expense attributable to asset retirement obligations of $1.5 million for the year ended December 31, 2024 due to Chord’s higher credit-adjusted risk-free rate as compared to Enerplus.

(b)

Represents the adjustment to expense certain historical costs originally capitalized by Enerplus under the full cost method of accounting to align with Chord’s accounting policy under the successful efforts method of accounting.

(c)

Represents $3.0 million of estimated transaction costs expected to be incurred by Chord subsequent to December 31, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Chord’s results of operations may differ significantly. These costs are nonrecurring and will not affect Chord’s statement of operations beyond 12 months after the closing of the Arrangement.

(d)

Represents $3.8 million of estimated severance costs expected to be incurred by Chord subsequent to December 31, 2024 in connection with the Arrangement. These costs are nonrecurring and will not affect Chord’s statement of operations beyond 12 months after the closing of the Arrangement.

(e)

Represents the net increase to interest expense resulting from the (i) elimination of interest expense on Enerplus’ bank credit facilities, (ii) incremental interest expense for the amortization of the fair value adjustment to Enerplus’ senior notes assumed by Chord, (iii) reduction of interest expense to align with Chord’s capitalized interest accounting policy, (iv) incremental interest expense for borrowings on Chord’s existing credit facility to finance the closing of the Arrangement and (v) incremental interest expense for the amortization of deferred financing costs related to the amendment entered into by Chord on the closing date of the Arrangement to increase the borrowing base capacity and commitment amounts on Chord’s revolving credit facility as follows:

Year Ended December 31, 2024 (In thousands)
Elimination of interest expense on Enerplus’ bank credit facilities	$5,430
Incremental interest expense for amortization of remeasurement of legacy Enerplus’ senior notes	(457)
Reduction of interest expense related to capitalized interest to align with Chord’s accounting policy	1,054
Incremental interest expense for borrowings on Chord’s revolving credit facility	(13,928)
Incremental interest expense for amortization of deferred financing costs	(416)

Net transaction accounting adjustments to interest expense	$(8,317)

A 0.125% change in the variable interest rate of Chord’s revolving credit facility or a $10 million change in the amount financed would increase or decrease interest expense presented in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 by $0.2 million and $0.3 million, respectively.

(f)

Represents the estimated income tax impact of the pro forma adjustments from the Arrangement at the estimated blended federal and state statutory rate of approximately 24% for the year ended December 31, 2024. Because the tax rate used for the unaudited pro forma condensed combined statement of operations is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Arrangement.

(g)

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024. As the Arrangement is being reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 as if it had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Arrangement have been outstanding for the entire year.

Year Ended December 31, 2024 (In thousands, except per share data)
Pro forma net income	$950,484
Basic shares:
Chord shares outstanding (weighted average per statement of operations)	51,796
Chord shares issued in exchange for legacy Enerplus shares as part of consideration transferred	8,617

Pro forma weighted average common shares outstanding, basic	60,413

Diluted shares:
Pro forma weighted average shares outstanding, basic	60,413
Dilutive effect of shares convertible from Chord share based awards	402
Dilutive effect of shares convertible from Chord in-the-money warrants	550

Pro forma weighted average common shares outstanding, diluted	61,365

Earnings attributable to Chord per share, basic	$15.73
Earnings attributable to Chord per share, diluted	$15.49
Anti-dilutive weighted average common shares:
Potential common shares	1,646